Exhibit 10.14

Aebi Schmidt Holding AG Leutschenbachstrasse 52 | CH-8050 Zürich Telefon: +41 44 308 58 00 | Fax: +41 44 308 58 30 www.aebi-schmidt.com

Aebi Schmidt Holding AG

Leutschenbachstrasse 52 | CH-8050 Zürich

Barend Fruithof
Group CEO

Zurich, February 25, 2025

Salary Adjustment

Dear Barend

In consideration of your very strong performance and dedication, we are pleased to inform you that we have decided to adjust your annual base salary as of March 1, 2025 as follows:

CHF 900,000.— (previously CHF 750,000. —)

We wish you continued satisfaction and success in the performance of your duties and look forward to our continued collaboration.

Best regards,

Aebi Schmidt Holding AG

/s/ Andreas Rickenbacher	/s/ Dominique Christen
Andreas Rickenbacher	Dominique Christen
Chairman Nomination & Compensation Committee	Group Head HR